Exhibit 99.1

FOR IMMEDIATE RELEASE

Stoneridge Reports Third-Quarter 2021 Results

SIGNIFICANTLY IMPACTED BY CONTINUED GLOBAL SUPPLY CHAIN DISRUPTIONS AND RESULTING PRODUCTION VOLATILITY

STRONGER FORECASTED PRODUCTION AND CONTINUED COST MITIGATION ACTIONS EXPECTED TO IMPROVE FINANCIAL PERFORMANCE IN Q4

2021 Third-Quarter Results

•	Loss per share (“EPS”) of ($0.38)
•	Adjusted EPS of ($0.27)
o	Externalities including continued supply chain-related challenges, reduced production schedules and production volatility impacted third quarter performance by ($0.25) vs. prior expectations
•	Sales of $181.7 million
•	Gross profit of $36.0 million
•	Adjusted gross profit of $36.6 million (20.2% of sales)
•	Operating loss of ($8.9) million
•	Adjusted operating loss of ($6.9) million ((3.8%) of sales)
•	Effective tax rate of (5.4%)
•	Adjusted effective tax rate of 7.1%
•	Adjusted EBITDA of $1.8 million (1.0% of sales)

2021 Full-year Guidance Update

•	Revenue of $740.0 million to $750.0 million based on year-to-date performance and current forecasted production outlook
•	Reducing full-year adjusted EPS guidance to a midpoint of ($0.55) (($0.60) – ($0.50)) based on;
o	Third-quarter performance driven primarily by continued supply chain-related challenges, reduced production schedules and production volatility
o	Current forecasted production based on IHS and LMC data as well as current customer production expectations
o	Expectation of continued supply chain-related costs in the fourth quarter of 2021 offset by continued cost mitigation actions resulting in similar to favorable net costs relative to the third quarter of 2021

NOVI, Mich. – October 27, 2021 – Stoneridge, Inc. (NYSE: SRI) today announced financial results for the third quarter ended September 30, 2021, with sales of $181.7 million and loss per share (“EPS”) of ($0.38). Adjusted EPS was ($0.27) for the third quarter, considering normalizing adjustments primarily related to fair value adjustments, restructuring and business realignment expenses and the adjustment to the tax impact related to the sale of the Company’s Canton, Massachusetts facility. The exhibits attached hereto containing Regulation G reconciliations provide additional detail on the normalizing adjustments.

For the third quarter of 2021, Stoneridge reported gross profit of $36.0 million and adjusted gross profit of $36.6 million (20.2% of sales). Operating loss was ($8.9) million and adjusted operating loss was ($6.9) million ((3.8%) of sales). Adjusted EBITDA was $1.8 million (1.0% of sales). The Company’s effective tax rate was (5.4%) and its adjusted effective tax rate was 7.1%.

Jon DeGaynor, president and chief executive officer, commented, “Consistent with our announcement earlier this month, our financial performance in the quarter was negatively impacted by external factors including reduced and volatile production schedules at our OEM customers, material availability and incremental supply chain-related costs. While production forecasts for our weighted average end-markets declined by 7.4% relative to the second quarter, our revenue performance continued to outperform our end-markets, declining by 5.6%. Similarly, while supply chain disruptions had a significant impact on our third quarter, we took actions that mitigated a larger portion of these incremental costs than in the prior quarter and positioned us to continue to offset these costs moving forward. We are committed to responding efficiently and effectively to continued macroeconomic volatility by taking actions to further reduce the net impact of these incremental costs on the Company.”

DeGaynor continued, “Despite these external challenges, we remain focused on driving future, profitable growth. Momentum continues to build in both our OEM and retrofit MirrorEye® channels. During the third quarter we expanded or initiated MirrorEye retrofit programs with five North American fleets, including Schneider which increased their evaluation to approximately 200 vehicles. These five fleets represent a significant opportunity for broader system adoption as they have approximately 20,000 total vehicles on the road. Additionally, we remain focused on our MirrorEye OEM launches, the first of which is currently launching in Europe and the second of which is launching in North America in early to mid-2022. We are encouraged by current customer forecasts for the European system which suggest that take rates will meet or exceed the quoted take rate assumed in the original program award.”

DeGaynor concluded, “Stoneridge remains well-positioned to take advantage of growth in our end-markets and drive margin expansion as supply chains normalize going-forward. We will continue to navigate the macroeconomic environment and take actions to offset incremental costs with a focus on long-term profitable growth.”

Third-Quarter in Review

Control Devices sales, including intercompany sales and excluding the impact of the divested soot sensor business, totaled $84.8 million for the third quarter of 2021, an increase of $0.4 million, relative to the second quarter of 2021. Third-quarter adjusted operating margin, excluding the impact of the recently divested business, was 3.5%, a decrease of 350 basis points relative to the second quarter of 2021 primarily due to incremental supply chain-related costs which reduced operating profit for the segment during the quarter by approximately $2.8 million, an increase of $1.5 million relative to the second quarter of 2021.

Electronics sales, including intercompany sales, totaled $83.9 million for the third quarter of 2021, a decrease of $13.4 million relative to the second quarter of 2021 primarily due to a decrease in sales in the commercial vehicle and off-highway end-markets as well as an unfavorable foreign currency impact of $1.3 million. Third quarter adjusted operating margin was (6.0%), which was a decrease of 410 basis points relative to the second quarter of 2021 primarily driven by unfavorable fixed costs leverage as a result of reduced production schedules. Electronics incurred increased material and expediting costs as a result of global supply chain disruptions which reduced operating profit for the segment during the quarter by approximately $2.8 million, an increase of $0.4 million relative to the second quarter of 2021.

Stoneridge Brazil’s sales of $16.5 million for the third quarter of 2021 increased by $1.3 million relative to the second quarter of 2021 primarily due to higher demand in the OEM product lines as well as a favorable foreign currency impact of $0.2 million. Stoneridge Brazil’s adjusted operating margin of 7.0% decreased by 30 basis points relative to the second quarter of 2021.

Cash and Debt Balances

As of September 30, 2021, Stoneridge had cash and cash equivalents totaling $50.0 million. Total debt as of September 30, 2021, was $131.7 million. Total debt less cash and cash equivalents yielded a current net debt to trailing-twelve-month adjusted EBITDA ratio of approximately 2.2x.

2021 Outlook

Matt Horvath, chief financial officer, commented, “We are reducing our full-year 2021 revenue guidance to reflect our current forecasted production outlook for the remainder of the year, based both on IHS and LMC data as well as our current view of forecasted customer production. Similarly, we are reducing our full-year adjusted EPS guidance to reflect our current expectations for revenue and supply chain-related costs through the end of the year. We expect that the cost reductions actions we have, and continue to implement, will result in similar to favorable net supply chain-related costs in the fourth quarter relative to the third quarter.”

Further, the Company announced updated full-year adjusted gross margin guidance of 22.25% - 22.50%, adjusted operating margin guidance of (1.8)% - (1.4)% and adjusted EBITDA margin guidance of 3.1% - 3.5% primarily related to incremental supply chain related-costs and other externalities. Based on the updated forecasted jurisdictional earnings mix, the Company expects a total adjusted tax benefit for the full-year of approximately $1.0 million.

Conference Call on the Web

A live Internet broadcast of Stoneridge’s conference call regarding 2021 third-quarter results can be accessed at 9:00 a.m. Eastern Time on Thursday, October 28, 2021, at www.stoneridge.com, which will also offer a webcast replay.

About Stoneridge, Inc.

Stoneridge, Inc., headquartered in Novi, Michigan, is a leading designer and manufacturer of highly engineered electrical and electronic components, modules and systems principally for the automotive, commercial, off-highway, motorcycle and agricultural vehicle markets. Additional information about Stoneridge can be found at www.stoneridge.com.

Forward-Looking Statements

Statements in this earnings release contain “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These statements appear in a number of places in this report and may include statements regarding the intent, belief or current expectations of the Company, with respect to, among other things, our (i) future product and facility expansion, (ii) acquisition strategy, (iii) investments and new product development, (iv) growth opportunities related to awarded business, and (v) operational expectations. Forward-looking statements may be identified by the words “will,” “may,” “should,” “designed to,” “believes,” “plans,” “projects,” “intends,” “expects,” “estimates,” “anticipates,” “continue,” and similar words and expressions. The forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from those expressed in or implied by the statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among other factors:

•	the impact of COVID-19, or other future pandemics, on the global economy, and on our customers, suppliers, employees, business and cash flows;
•	the reduced purchases, loss or bankruptcy of a major customer or supplier;
•	the costs and timing of business realignment, facility closures or similar actions;
•	a significant change in automotive, commercial, off-highway, motorcycle or agricultural vehicle production;
•	competitive market conditions and resulting effects on sales and pricing;
•	our ability to manage foreign currency fluctuations;
•	our ability to achieve cost reductions that offset or exceed customer-mandated selling price reductions;
•	customer acceptance of new products;
•	our ability to successfully launch/produce products for awarded business;
•	adverse changes in laws, government regulations or market conditions, including tariffs, affecting our products or our customers’ products;
•	our ability to protect our intellectual property and successfully defend against assertions made against us;
•	liabilities arising from warranty claims, product recall or field actions, product liability and legal proceedings to which we are or may become a party, or the impact of product recall or field actions on our customers;
•	labor disruptions at our facilities or at any of our significant customers or suppliers;
•	business disruptions due to natural disasters or other disasters outside of our control;
•	the ability of our suppliers to supply us with parts and components at competitive prices on a timely basis, including the impact of potential tariffs and trade considerations on their operations and output;
•	fluctuations in the cost and availability of key materials (including semiconductors, printed circuit boards, resin, aluminum, steel and copper) and components and our ability to offset cost increases;
•	the amount of our indebtedness and the restrictive covenants contained in the agreements governing our indebtedness, including our revolving credit facility;
•	capital availability or costs, including changes in interest rates or market perceptions;
•	the failure to achieve the successful integration of any acquired company or business;
•	risks related to a failure of our information technology systems and networks, and risks associated with current and emerging technology threats and damage from computer viruses, unauthorized access, cyber-attack and other similar disruptions; and
•	the items described in Part I, Item IA (“Risk Factors”) of our 10-K filed with the SEC.

The forward-looking statements contained herein represent our estimates only as of the date of this release and should not be relied upon as representing our estimates as of any subsequent date.  While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, whether to reflect actual results, changes in assumptions, changes in other factors affecting such forward-looking statements or otherwise.

Use of Non-GAAP Financial Information
This press release contains information about the Company’s financial results which is not presented in accordance with accounting principles generally accepted in the United States (”GAAP”). Such non-GAAP financial measures are reconciled to their closest GAAP financial measures at the end of this press release. The provision of these non-GAAP financial measures for 2021 and 2020 is not intended to indicate that Stoneridge is explicitly or implicitly providing projections on those non-GAAP financial measures, and actual results for such measures are likely to vary from those presented. The reconciliations include all information reasonably available to the Company at the date of this press release and the adjustments that management can reasonably predict.

Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that adjusted gross profit and margin, adjusted operating income (loss) and margin, adjusted net loss, adjusted loss per share, adjusted EBITDA, adjusted EBITDA margin, net debt, adjusted loss before tax, adjusted income tax expense (benefit) and adjusted tax rate are useful measures in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company’s core operating performance or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures are useful to both management and investors in their analysis of the Company’s results of operations and provide improved comparability between fiscal periods.

Adjusted gross profit and margin, adjusted operating income (loss) and margin, adjusted net loss, adjusted loss per share and adjusted EBITDA, net debt, adjusted loss before tax, adjusted income tax expense (benefit) and adjusted tax rate should not be considered in isolation or as a substitute for gross profit, operating income (loss), net income (loss), earnings (loss) per share, debt, loss before tax, income tax expense (benefit) or tax rate, cash provided by operating activities or other income statement or cash flow statement data prepared in accordance with GAAP.

For more information, contact Kelly K. Harvey, Director Investor Relations (Kelly.Harvey@Stoneridge.com)

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
(in thousands)	2021	2020
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$50,001	$73,919
Accounts receivable, less reserves of $1,528 and $817, respectively	137,129	136,745
Inventories, net	124,741	90,548
Prepaid expenses and other current assets	45,254	33,452
Total current assets	357,125	334,664
Long-term assets:
Property, plant and equipment, net	109,696	119,324
Intangible assets, net	52,692	55,394
Goodwill	37,075	39,104
Operating lease right-of-use asset	17,088	18,944
Investments and other long-term assets, net	53,002	53,978
Total long-term assets	269,553	286,744
Total assets	$626,678	$621,408

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of debt	$1,650	$7,673
Accounts payable	102,584	86,103
Accrued expenses and other current liabilities	62,383	52,272
Total current liabilities	166,617	146,048
Long-term liabilities:
Revolving credit facility	130,000	136,000
Deferred income taxes	11,033	12,935
Operating lease long-term liability	14,097	15,434
Other long-term liabilities	7,280	14,357
Total long-term liabilities	162,410	178,726
Shareholders' equity:
Preferred Shares, without par value, 5,000 shares authorized, none issued	-	-
Common Shares, without par value, 60,000 shares authorized, 28,966 and 28,966 shares issued and 27,179 and 27,006 shares outstanding at September 30, 2021 and December 31, 2020, respectively, with no stated value	-	-
Additional paid-in capital	231,567	234,409
Common Shares held in treasury, 1,787 and 1,960 shares at September 30, 2021 and December 31, 2020, respectively, at cost	(55,611)	(60,482)
Retained earnings	221,912	212,342
Accumulated other comprehensive loss	(100,217)	(89,635)
Total shareholders' equity	297,651	296,634
Total liabilities and shareholders' equity	$626,678	$621,408

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
(in thousands, except per share data)	2021	2020	2021	2020
Net sales	$181,680	$175,764	$566,809	$458,275
Costs and expenses:
Cost of goods sold	145,680	129,769	441,882	353,629
Selling, general and administrative	28,481	24,414	89,237	81,610
Gain on sale of Canton Facility, net	-	-	(30,718)	-
Design and development	16,447	11,754	46,593	36,373
Operating (loss) income	(8,928)	9,827	19,815	(13,337)
Interest expense, net	1,447	1,882	5,073	4,322
Equity in earnings of investee	(584)	(330)	(1,694)	(556)
Other expense (income), net	41	(253)	127	(1,879)
(Loss) income before income taxes	(9,832)	8,528	16,309	(15,224)
Provision (benefit) for income taxes	526	1,814	6,739	(3,694)
Net (loss) income	$(10,358)	$6,714	$9,570	$(11,530)

(Loss) earnings per share:
Basic	$(0.38)	$0.25	$0.35	$(0.43)
Diluted	$(0.38)	$0.25	$0.35	$(0.43)
Weighted-average shares outstanding:
Basic	27,147	26,956	27,100	27,047
Diluted	27,147	27,223	27,432	27,047

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

Nine months ended September 30 (in thousands)	2021	2020
OPERATING ACTIVITIES:
Net income (loss)	$9,570	$(11,530)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation	20,831	20,030
Amortization, including accretion and write-off of deferred financing costs	4,767	4,153
Deferred income taxes	916	(5,862)
Earnings of equity method investee	(1,694)	(724)
(Gain) loss on sale of fixed assets	(190)	158
Share-based compensation expense	4,685	3,535
Excess tax (benefit) deficiency related to share-based compensation expense	(295)	50
Gain on sale of Canton Facility, net	(30,718)	-
Gain on disposal of business, net	(740)	-
Property, plant and equipment impairment charge	-	2,326
Change in fair value of earn-out contingent consideration	1,453	(3,045)
Changes in operating assets and liabilities:
Accounts receivable, net	(2,746)	7,107
Inventories, net	(36,580)	3,683
Prepaid expenses and other assets	(11,144)	(2,599)
Accounts payable	20,657	(2,303)
Accrued expenses and other liabilities	1,539	(6,024)
Net cash (used for) provided by operating activities	(19,689)	8,955

INVESTING ACTIVITIES:
Capital expenditures, including intangibles	(21,576)	(24,331)
Proceeds from sale of fixed assets	656	43
Proceeds from disposal of business, net	1,050	-
Proceeds from sale of Canton Facility, net	35,167	-
Investment in venture capital fund, net	(2,349)	(750)
Net cash provided by (used for) investing activities	12,948	(25,038)

FINANCING ACTIVITIES:
Revolving credit facility borrowings	34,000	71,500
Revolving credit facility payments	(40,000)	(53,500)
Proceeds from issuance of debt	30,292	29,608
Repayments of debt	(36,286)	(26,006)
Common Share repurchase program	-	(4,995)
Repurchase of Common Shares to satisfy employee tax withholding	(2,658)	(1,773)
Net cash (used for) provided by financing activities	(14,652)	14,834

Effect of exchange rate changes on cash and cash equivalents	(2,525)	134
Net change in cash and cash equivalents	(23,918)	(1,115)
Cash and cash equivalents at beginning of period	73,919	69,403

Cash and cash equivalents at end of period	$50,001	$68,288

Supplemental disclosure of cash flow information:
Cash paid for interest	$4,962	$4,134
Cash paid for income taxes, net	$7,296	$137

SEGMENT REPORTING

	Three months ended		Nine months ended
	September 30,		September 30,
	2021	2020	2021	2020
Net Sales:
Control Devices	$87,618	$99,942	$273,581	$243,797
Inter-segment sales	414	971	2,768	3,877
Control Devices net sales	88,032	100,913	276,349	247,674
Electronics	77,585	62,995	250,440	180,071
Inter-segment sales	6,319	7,362	19,527	17,672
Electronics net sales	83,904	70,357	269,967	197,743
Stoneridge Brazil	16,477	12,827	42,788	34,407
Inter-segment sales	-	-	-	-
Stoneridge Brazil net sales	16,477	12,827	42,788	34,407
Eliminations	(6,733)	(8,333)	(22,295)	(21,549)
Total net sales	$181,680	$175,764	$566,809	$458,275
Operating (Loss) Income:
Control Devices	$2,899	$12,450	$50,129	$10,116
Electronics	(5,113)	647	(7,793)	(7,523)
Stoneridge Brazil	909	3,439	112	3,419
Unallocated Corporate (A)	(7,623)	(6,709)	(22,633)	(19,349)
Total operating (loss) income	$(8,928)	$9,827	$19,815	$(13,337)
Depreciation and Amortization:
Control Devices	$3,840	$4,028	$11,777	$11,197
Electronics	3,102	2,549	8,970	7,423
Stoneridge Brazil	737	973	2,783	3,696
Unallocated Corporate	532	500	1,587	1,522
Total depreciation and amortization (B)	$8,211	$8,050	$25,117	$23,838
Interest Expense (Income), net:
Control Devices	$122	$99	$362	$269
Electronics	228	103	523	503
Stoneridge Brazil	(101)	14	(198)	17
Unallocated Corporate	1,198	1,666	4,386	3,533
Total interest expense, net	$1,447	$1,882	$5,073	$4,322
Capital Expenditures:
Control Devices	$2,305	$2,833	$7,046	$8,496
Electronics	3,353	1,618	7,264	9,678
Stoneridge Brazil	744	805	2,163	2,219
Unallocated Corporate(C)	249	524	947	1,201
Total capital expenditures	$6,651	$5,780	$17,420	$21,594

(A)	Unallocated Corporate expenses include, among other items, accounting/finance, human resources, information technology and legal costs as well as share-based compensation.
(B)	These amounts represent depreciation and amortization on property, plant and equipment and certain intangible assets.
(C)	Assets located at Corporate consist primarily of cash, intercompany loan receivables, fixed assets for the corporate headquarter building, leased assets, information technology assets, equity investments and investments in subsidiaries.

Regulation G Non-GAAP Financial Measure Reconciliations

Reconciliation to US GAAP

Exhibit 1 - Adjusted EPS

Reconciliation of Q3 2021 Adjusted EPS
(USD in millions)	Q3 2021	Q3 2021 EPS
Net Loss	$(10.4)	$(0.38)

Add: After-Tax Change in Fair Value of Earn-Out (Stoneridge Brazil)	0.2	0.01
Add: After-Tax Restructuring Costs	0.7	0.02
Add: Adjustment to Tax Impact Related to Sale of Canton Facility	1.4	0.05
Add: After-Tax Business Realignment Costs	0.8	0.03
Adjusted Net Loss	$(7.2)	$(0.27)

Exhibit 2 – Adjusted Operating Income (Loss) by Segment

Reconciliation of Control Devices Adjusted Operating Income
(USD in millions)	Q2 2021	Q3 2021
Control Devices Operating Income	$37.1	$2.9

Add: Pre-Tax Restructuring Costs	0.3	0.6
Less: Pre-Tax Gain on Sale of Canton Facility	(30.7)	-
Control Devices Adjusted Operating Income	$6.6	$3.5

Reconciliation of Electronics Adjusted Operating Loss
(USD in millions)	Q2 2021	Q3 2021
Electronics Operating Income Loss	$(1.8)	$(5.1)

Add: Pre-Tax Restructuring Costs	0.0	0.1
Electronics Adjusted Operating Loss	$(1.8)	$(5.0)

Reconciliation of Stoneridge Brazil Adjusted Operating Income (Loss)
(USD in millions)	Q2 2021	Q3 2021
Stoneridge Brazil Operating Income (Loss)	$(0.7)	$0.9

Add: Pre-Tax Change in Fair Value of Earn-Out (Stoneridge Brazil)	1.1	0.2
Add: Pre-Tax Business Realignment Costs	0.1	-
Add: Pre-Tax Brazilian Indirect Tax Impairment	0.6	-
Stoneridge Brazil Adjusted Operating Income	$1.1	$1.1

Exhibit 3 – Adjusted Operating Income

Reconciliation of Adjusted Operating Income (Loss)
(USD in millions)	Q2 2021	Q3 2021
Operating Income (Loss)	$26.7	$(8.9)

Add: Pre-Tax Change in Fair Value of Earn-Out (Stoneridge Brazil)	1.1	0.2
Add: Pre-Tax Restructuring Costs	0.3	0.7
Less: Pre-Tax Gain on Sale of Canton Facility	(30.7)	-
Add: Pre-Tax Business Realignment Costs	0.1	1.1
Add: Pre-Tax Brazilian Indirect Tax Impairment	0.6	-
Adjusted Operating Loss	$(1.9)	$(6.9)

Exhibit 4 – Adjusted EBITDA

Reconciliation of Adjusted EBITDA
(USD in millions)	Q4 2020	Q1 2021	Q2 2021	Q3 2021	TTM EBITDA
Income (Loss) Before Tax	$4.5	$0.5	$25.6	$(9.8)	$20.8
Interest expense, net	1.8	1.8	1.9	1.4	6.9
Depreciation and amortization	8.6	8.4	8.4	8.1	33.6
EBITDA	$14.9	$10.8	$35.9	$(0.3)	$61.3
Add(Less): Pre-Tax Change in Fair Value of Earn-Out (Stoneridge Brazil)	(0.2)	0.1	1.1	0.2	1.3
Add: Pre-Tax Loss in Autotech Fund Investment	0.2	-	-	-	0.2
Add: Pre-Tax Restructuring Costs	0.8	1.6	0.3	0.7	3.4
Less: Pre-Tax Gain on Sale of Canton Facility	-	-	(30.7)	-	(30.7)
Add: Pre-Tax Business Realignment Costs	0.4	0.2	0.1	1.1	1.8
Add: Pre-Tax Brazilian Indirect Tax Impairment	-	-	0.6	-	0.6
Less: Pre-Tax Gain from Disposal of Soot Sensor Business	-	(0.7)	-	-	(0.7)
Less: Pre-Tax One-Time Sale of Soot Sensor Product Inventory	-	(0.1)	-	-	(0.1)
Add: Pre-Tax Environmental Remediation Costs	-	0.4	-	-	0.4
Adjusted EBITDA	$16.2	$12.2	$7.3	$1.8	$37.5

Exhibit 5 – Adjusted Gross Profit

Reconciliation of Adjusted Gross Profit
(USD in millions)	Q2 2021	Q3 2021
Gross Profit	$42.8	$36.0

Add: Pre-Tax Restructuring Costs	0.3	0.6
Adjusted Gross Profit	$43.1	$36.6

Exhibit 6 – Control Devices Sales Excluding Disposed Soot Sensor Business

Reconciliation of Control Devices Sales Excluding Disposed Soot Sensor Business
(USD in millions)	Q2 2021	Q3 2021
Control Devices Sales	$86.7	$88.0

Less: Sales from Disposed Soot Sensor Business	(2.3)	(3.2)
Control Devices Sales Excluding Disposed Soot Sensor Business	$84.4	$84.8

Exhibit 7 – Control Devices Adjusted Operating Income Excluding Disposed Soot Sensor Business

Reconciliation of Control Devices Adjusted Operating Income Excluding Disposed Soot Sensor Products
(USD in millions)	Q2 2021	Q3 2021
Adjusted Operating Income	$6.6	$3.5

Less: Pre-Tax Gain from Disposed Soot Sensor Products	(0.7)	(0.5)
Adjusted Operating Income Excluding Disposed Soot Sensor Products	$6.0	$3.0

Exhibit 8 – Adjusted Tax Rate

Reconciliation of Q3 2021 Adjusted Tax Rate
(USD in millions)	Q3 2021
Loss Before Tax	$(9.8)

Add: Pre-Tax Change in Fair Value of Earn-Out (Stoneridge Brazil)	0.2
Add: Pre-Tax Restructuring Costs	0.7
Add: Pre-Tax Business Realignment Costs	1.1
Adjusted Loss Before Tax	$(7.8)

Income Tax Expense	$0.5

Add: Tax Impact From Pre-Tax Adjustments	(2.5)
Add: Adjustment to Tax Impact Related to Sale of Canton Facility	1.4

Adjusted Income Tax Benefit	$(0.6)

Adjusted Tax Rate	7.1%